Exhibit 10.1

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (“Agreement”), dated this ____ day of July, 2015, is entered into by and between Angie’s List, Inc. (“Company”), and William S. Oesterle (“Oesterle”). In consideration of the promises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
Recitals

A.    Oesterle has decided to voluntarily resign from the Company to pursue outside interests.
B.    Given Oesterle’s long tenure and history with the Company, as founder and Chief Executive Officer, and in order to promote a smooth and amicable transition of duties, Company has decided to offer severance compensation and the other consideration described herein, conditioned upon Oesterle’s compliance with the other terms and conditions described in this Agreement.
Agreement
1.    Transition.
A.    Resignation as CEO. Oesterle’s voluntarily resignation from the position of Chief Executive Officer is effective June 30, 2015 (the “Resignation Date”). Between the date this Agreement is presented to Oesterle and the Resignation Date, Oesterle agrees he will not make any material changes to Company operations including but not limited to organizational structure, strategy, personnel, processes, and administrative policies without the express written consent of the Board of Directors. Upon the Resignation Date, Oesterle will no longer be authorized or permitted to incur any expense, obligations or liabilities on behalf of Company or engage in any duties and responsibilities except the Transition Duties outlined below.
B.    Transition Duties. After the Resignation Date and continuing to September 29, 2015 (the “Transition Period”)(September 29, 2015 is also referred to as the “Separation Date”), Oesterle shall continue as an at-will employee of Company to perform the transition duties outlined herein. In recognition of Oesterle’s stated desire to pursue outside endeavors, it is anticipated that Oesterle’s transition duties will not require his full time attention, and Company understands and accepts that Oesterle can work remotely as necessary, although Company will provide secretarial support during the Transition Period. Oesterle shall work at the direction of the Board of Directors, or its designee, towards achieving a smooth transition of authority and operations to an interim CEO and/or successor CEO, providing assistance and input concerning ongoing work-related matters in order to effectively transition matters to other staff, and performing other duties as reasonably directed by the Board or its designee. Oesterle acknowledges and agrees that Company may shorten the Transition Period in its sole discretion upon notice to Oesterle.
2.    Consideration. Company agrees to pay Oesterle the following severance and other consideration (the “Severance Compensation”), contingent upon Oesterle’s execution of this Agreement, and Oesterle’s continued full compliance with the terms of this Agreement.
A.    In consideration for his work during the Transition Period, Company will pay Oesterle the gross amount of Thirty Thousand Dollars ($30,000.00).
B.    In consideration for the Non-Competition and other provisions in this Agreement, Company will pay Oesterle the gross amount of One Hundred Fifty Thousand Dollars ($150,000.00).
C.    The payments described in Sections 2A and 2B will be minus deductions Company considers appropriate for any local, state and federal income taxes, Social Security, Medicare and other analogous withholdings and paid in one net, lump sum within five (5) business days of the Effective Date of this Agreement.

D.    Oesterle’s health insurance benefits with Company will continue on the same terms and conditions during the Transition Period, and cease to be effective at the at the conclusion of the Transition Period. Oesterle will be offered COBRA continuation to the extent required by law. Oesterle’s other benefits will terminate effective upon the cessation of his employment as described above.
3.    No Admission of Liability. The signing of this Agreement, the payment of Severance Compensation, and the conferring of any other consideration upon Oesterle is not an admission by Company of fault or potential liability on the part of the Company. Rather, this Agreement is entered into in an effort to provide Oesterle with a severance package and to end the parties’ employment relationship on an amicable basis. Oesterle agrees that neither this Agreement nor any of its terms shall be offered or admitted into evidence or referenced in any judicial or administrative proceedings for the purpose or with the effect of attempting to prove fault or liability on the part of Company, except as may be necessary to consummate or enforce the express terms of this Agreement.
4.    Confidentiality and Non-Disparagement.
A.    Oesterle agrees not to disclose confidential, sensitive, or proprietary information concerning Company obtained by him during his employment with Company. For purposes of this Agreement, “proprietary” or “confidential” information would include, without limitation, all materials and information (whether written or not) about Company’s services, products, processes, research, customers, personnel, finances, purchasing, sales, marketing, accounting, costs, pricing, improvements, discoveries, software, business methods and formulas, inventions, and other business aspects of Company which are not generally known and accessible to the public at large or which provide Company with a competitive advantage.

B.    Oesterle agrees that he will not: (1) make any statements to representatives of any press or media, Company employee, government entity, customer or vendor, which is disparaging of Company, its reputation, or the character, competence or reputation of any officer, director, executive, employee, partner, or agent of Company or any of its affiliated entities; (2) directly or indirectly provide information, issue statements, or take any action that would be reasonably likely to damage Company’s reputation, cause Company embarrassment or humiliation, or otherwise cause or contribute to Company being held in disrepute (3) directly or indirectly seek to cause any person or organization to discontinue or limit their current employment or business relationship with Company; or, (4) encourage or assist others to issue such statements or take such actions prohibited of his in this Section.

C.    Because confidentiality is so vital to this Agreement and damages from breach are not readily ascertainable, Oesterle agrees to pay the Company $5,000 in liquidated damages for each violation of Oesterle’s confidentiality obligation. The parties agree that this amount of liquidated damages is a reasonable estimate of damages to the Company if Oesterle were to breach this paragraph 4(A-B), but such damages are not readily ascertainable.

D.    Notwithstanding anything herein to the contrary, any confidentiality, non-disclosure, non-disparagement or similar provision in this agreement does not prohibit or restrict Oesterle (or his attorney) from initiating communications directly with, or responding to any inquiry from, or providing testimony before, the SEC, FINRA, any other self-regulatory organization or any other state or federal regulatory authority, regarding this Agreement or its underlying facts or circumstances.

5.    Return of Property. Oesterle agrees that no later than the Separation Date he will have returned all Company business records and property, including as applicable all financial files, notes, computer, cell phone, keys, contracts, employee records, files, correspondence, thumb drives, or the like containing information which was provided by Company or obtained as a result of Oesterle’s employment relationship with Company.

6.    Future Assistance. In partial consideration for receiving the Severance Compensation, Oesterle agrees that after the Transition Period, he will cooperate and make himself reasonably available to Company in the event his assistance is needed to locate, understand, or clarify work previously performed by him or other work-related issues relating to his employment. Oesterle further agrees, upon the Company’s request, to cooperate, assist and make himself reasonably available to the Company or its attorneys, on an as-needed basis, to provide information related to the financials, as well as any lawsuits which are pending or which may arise in the future, related in any way to issues of which Oesterle had personal knowledge or involvement during the term of employment with the Company. This may include, but is not limited to, providing information to the Company’s attorneys, providing truthful and accurate sworn testimony in the form of deposition, affidavit and/or otherwise requested by the Company or providing testimony to government agencies. Given Oesterle’s position as an executive employee, if he is contacted by a governmental agency to provide information related to Company, he agrees to contact the Chief Legal Officer, at the Company prior to providing any information or response to the governmental agency in order to provide the Company with a meaningful opportunity to respond to such a request. Oesterle also agrees to permit the Company’s attorneys to be present during any interview he may be required to give with any governmental entity.
7.    Non-Competition. Given Oesterle’s position of trust and confidence, and the access Oesterle had to the highest levels of Company’s proprietary information, it is very important for the Company to protect in a reasonable and limited manner its legitimate business interests by reasonably restricting Oesterle’s ability to unfairly compete with the Company. Accordingly, these prohibitions against unfair competition are drafted narrowly so as to be able to safeguard the Company’s legitimate business interests while not unreasonably interfering with Oesterle’s ability to obtain subsequent employment. The Company does not intend, and Oesterle acknowledges, that this limited non-competition provision is not an attempt to prevent Oesterle from obtaining other employment in violation of Indiana Code § 22-5-3-1 or similar law(s).

A.    Because of Company's legitimate business interest as described herein and the good and valuable consideration offered to Oesterle described herein, beginning on the last day of the Oesterle’s employment with Company and for a period of eighteen (18) months thereafter, Oesterle agrees and covenants not to engage in Prohibited Activity within the local services industry and Daily Deal industry.

B.    For purposes of this non-compete clause:

(i). “Prohibited Activity” is activity in which Oesterle contributes his knowledge, directly or indirectly, in whole or in part, as an employee, employer, owner, operator, manager, advisor, consultant, agent, employee, partner, director, stockholder, officer, volunteer, intern or any other similar capacity to a Competitor of Company. Prohibited Activity also includes activity that may require or inevitably require disclosure of trade secrets, proprietary information or Confidential Information.

(ii). “Competitor of Company” includes HomeAdvisor, Groupon, Yelp, ReachLocal, LivingSocial, Red Beacon, Houzz, Task Rabbit, FrontPorch, Amazon Local Services, Thumbtack and any other entity engaged in the same or similar business as the Company, including those engaged in the business of local service provider and e-commerce offerings.

C.    Nothing herein shall prohibit Oesterle from purchasing or owning less than five percent (5%) of the publicly traded securities of any Competitor of Company, provided that such ownership represents a passive investment and that Oesterle is not a controlling person of, or a member of a group that controls such corporation.

D.    This Section 7, Non-Competition, shall be construed as independent of any other provision of this Agreement and shall survive the termination of this Agreement. The existence of any alleged claim or cause of action by Oesterle against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of the non-competition provisions of this Agreement.

E.    The parties agree the terms of this Section 7 are reasonable, valid and enforceable. However, in the unlikely event a court of competent jurisdiction determines any of the terms, provisions, or covenants of this Section 7 are unreasonable or overbroad, the court shall limit, modify or rewrite such term, provision or covenant and proceed to enforce those terms as so limited or modified to the fullest extent permissible under the law.

8.    Section 409A. Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Oesterle on account of non-compliance with Section 409A.
9.     Standard Conditions.
A.    Oesterle shall pay all damages (including, but not limited to, litigation and/or defense costs, expenses, prejudgment interest, and reasonable attorneys’ fees) incurred by Company as a result of Oesterle’s material breach of this Agreement. The Company shall pay all damages (including, but not limited to, litigation and/or defense costs, expenses, prejudgment interest, and reasonable attorneys’ fees) incurred by Oesterle as a result of Company’s material breach of this Agreement
B.    Oesterle agrees that Company shall have no other obligations or liabilities to him except as provided herein. This Agreement shall be construed as a whole in accordance with its fair meaning and the laws of the State of Indiana. Any dispute under this Agreement shall be adjudicated by a court of competent jurisdiction in the state or federal courts of Marion County, Indiana. Except as otherwise provided for herein, this Agreement constitutes the entire agreement between Company and Oesterle on the matters described herein and it shall not be modified unless in writing and executed by a duly authorized officer of Company. The provisions of this Agreement are severable and if any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.
This Agreement shall have no effect on Oesterle’s entitlement to stock options or other benefits earned and vested prior to the Separation Date except to the extent such benefits are affected by his Separation Date by the terms of the respective plans governing such benefits. Such benefits shall be governed by their respective plan terms outside the terms of this Agreement. This Agreement shall have no effect on Oesterle’s entitlement to benefits provided under the Indemnification Agreement previously executed between Oesterle and the Company.
C.    Oesterle represents that Oesterle has entered into this Agreement KNOWINGLY and VOLUNTARILY and with full knowledge and understanding of the provisions of this Agreement and agrees to be bound by its terms.
D.    Oesterle further represents that by entering into this Agreement, Oesterle is not relying on any statements or representations made by Company, its officers, directors, agents, or employees, which are not specifically incorporated in this Agreement; rather, Oesterle is relying upon Oesterle’s own judgment and the advice of Oesterle’s attorney, if applicable.
E.    The rights and obligations of Company under this Agreement shall inure to the benefit of, and shall be binding upon the successors and assigns of Company and by this Paragraph, Oesterle expressly consents to Company’s right to assign this agreement. This Agreement cannot be assigned by Oesterle.
F.    This Agreement may be signed in counterparts or transmitted by electronic means, but shall be considered duly executed if so signed by the parties.

IN WITNESS WHEREOF, the parties hereby represent that they have carefully read and reviewed the foregoing Agreement, acknowledge its contents, and agree to be bound by the terms and conditions set forth herein. The parties acknowledge that they have voluntarily entered into this Agreement and caused this Agreement to be executed on the day, month and year written below.

AFFIRMATION OF OESTERLE

I, William S. Oesterle, warrant that this Agreement reflects the entire agreement between Company and me. I have read this Agreement carefully, and I have been encouraged to and given the opportunity to consult with an attorney concerning its terms and effect and concerning my rights. I execute this Agreement voluntarily and of my own choice with full and complete knowledge and understanding of its significance and effect.

Signature of Oesterle

Dated:
William S. Oesterle

Signature of Board of Directors

Dated:
Signature

Printed Name and Title